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                                                                    EXHIBIT 24-a
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Slautterback Corporation 401(k) Profit Sharing Plan of our reports dated December 8, 1992 and January 28, 1993, with respect to the consolidated financial statements of Nordson Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended November 1, 1992 and the related financial statement schedules included therein, respectively, filed with the Securities and Exchange Commission.





                                            ERNST & YOUNG




Cleveland, Ohio
December 23, 1993